Exhibit 10.3

LANDLORD CONSENT

THIS LANDLORD CONSENT (“Consent”) is made this 29th day of July, 2014, by and among ERGS II REO OWNER, L.L.C., a Delware limited liability company (“Landlord”), having an office c/o Archon Group, LP 1775 Pennsylvania Avenue NW, Suite 300, Washington, DC 20006, SCIQUEST, INC., a Delaware corporation (“Assignor”), having a principal place of business at 3020 Carrington Mill Blvd., Suite 100, Morrisville, NC 27560, and TRIALCARD INCORPORATED, a North Carolina corporation (“Assignee”), having a principal place of business at 6501 Weston Parkway, Suite 370, Cary, North Carolina 27513.

WHEREAS, Landlord and Assignor are parties to that certain Office Lease dated May 17, 2005, as amended by that certain First Amendment to Office Lease dated February 21, 2008, that certain Second Amendment to Office Lease dated February 27, 2008, that certain Third Amendment to Office Lease dated October 20, 2010, that certain Fourth Amendment to Office Lease dated June 6, 2011, that certain Fifth Amendment to Office Lease dated October 3, 2011, that certain Sixth Amendment to Office Lease Agreement dated February 8, 2012, and that certain Seventh Amendment to Lease being entered into by and between Assignor and Assignee contemporaneously with this Agreement (collectively, the “Lease”), under which Assignor is currently leasing premises consisting of approximately 60,503 rentable square feet of office space on the first and second floors of the building located at 6501 Weston Parkway, Cary, North Carolina 27513 (“Building”) (as more particularly described in the Lease, the “Premises”);

WHEREAS, Assignor desires to assign the Lease to Assignee pursuant to the terms of that certain Assignment and Assumption of Lease, dated July 29, 2014, made by and between Assignor and Assignee, a copy of which is attached hereto as “Exhibit A” (the “Assignment”); and

WHEREAS, Assignor has requested Landlord’s consent to the assignment of the Lease by Assignor to Assignee, according to the following terms and conditions:

1.No Release.  Neither this Consent nor the Assignment shall, as between Assignor and Landlord, release or relieve Assignor from any of its covenants, agreements, obligations, liabilities, and duties under the Lease (including, without limitation, all duties to cause and keep Landlord and others named or referred to in the Lease fully insured and indemnified with respect to any acts or omissions of Assignee or its agents, employees, or invitees or other matters arising by reason of the Assignment or Assignee’s use or occupancy of the Lease to the extent of Assignor’s indemnification obligations under the Lease), without respect to any provision to the contrary in the Assignment.  Neither this Consent nor any term or provision of the Assignment shall be deemed to (i) expand or otherwise alter Landlord’s obligations under the Lease, (ii) diminish or waive Landlord’s rights under the Lease, or (iii) otherwise modify the terms and conditions of the Lease.

2.No Approval of Assignment.  Notwithstanding any language in the Assignment to the contrary, this Consent does not and shall not be construed to constitute approval by Landlord of any of the provisions of the Assignment, or agreement thereto or therewith, but only approval of the assignment of the Lease to Assignee pursuant to the express terms and provisions of this Consent and subject in all respects to the Lease.

3.No Amendment of Assignment.  Assignor and Assignee shall not amend in any respect the Assignment without the prior written approval of Landlord.  In no event shall any such amendment, whether or not Landlord shall approve the same, affect or modify or be deemed to affect or modify the Lease in any respect.

4.Limited Consent.  This Consent shall be deemed limited solely to the assignment of the Lease under the Assignment, and Landlord reserves its rights under the Lease to consent or to withhold consent with respect to any other matters under the Lease including, without limitation, any proposed alterations to the Premises, and to any further or additional subleases, assignments or other transfers of the Lease or the Premises or any interest therein or thereto, including, without limitation, a sub-sublease or any assignment of the Assignment.

5.Assignor’s Liability; Landlord’s Remedies.  Assignor shall be liable to Landlord for any default under the Lease, whether such default is caused by Assignor or Assignee or anyone claiming by, through or under either Assignor or Assignee.  The foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Assignee pursuant to the Lease, or at law or in equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Assignee.  Landlord may at any time enforce the Lease against Assignor, Assignee or both.

6.Subordination to Lease.  Assignor hereby subordinates to the interest of Landlord any statutory lien, contractual lien, security interest or other rights which Assignor may claim with respect to any property of Assignee.

7.Notices.  Any notices hereunder shall be delivered personally or sent either by recognized national overnight courier service or by United States registered or certified mail, postage prepaid, return receipt requested to the addresses set forth on the first page above, or to such other place or persons as such party may from time to time designate in writing in accordance with the provisions of this Section.

8.Real Estate Brokers.  Assignor and Assignee agree that Landlord has no liability whatsoever for any commissions or fees to any broker, agent or finder in connection with the Assignment.  Assignor and Assignee jointly and severally agree to indemnify and hold Landlord harmless from all loss, costs (including, without limitation, reasonable attorneys’ fees), damages, and expenses arising from any claims or demands of any broker, agent or finder for any commission or fee due or alleged to be due in connection with the Assignment or this Consent.

9.Status of Lease.  Assignor and Assignee acknowledge that as of the date hereof, (i) the Lease is in full force and effect as written, (ii) there are no defaults on the part of Landlord under the Lease, and (iii) there are no offsets available to Assignor or Assignee under the Lease.

10.Condition of Premises.  Landlord makes no representations or warranties, express or implied, concerning the condition of the Premises and Assignee accepts the Premises in their “as-is” condition as of the date hereof.

11.Consent Conditioned; Parties Bound; Governing Law.  Assignor and Assignee understand that Landlord has agreed to consent to the assignment of the Lease to Assignee, and to execute this Consent, conditioned upon Assignor’s and Assignee’s express acknowledgment of and agreement to be bound by all of the terms and conditions hereof.  By executing this Consent, Assignor and Assignee hereby acknowledge and agree to be bound by all of the terms and conditions of this Consent.  This Consent shall be governed by and construed in accordance with the laws applicable to the state in which the Building is located.

12.Headings; Capitalized Terms. The titles or headings to the various paragraphs of this Consent are for convenience of reference only, do not define or limit the contents thereof, and should be ignored in any construction thereof.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

13.Counterparts.  This Consent may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Consent of the date and year first above written.

LANDLORD:		ASSIGNOR:
ERGS II REO OWNER, L.L.C., a Delaware		SCIQUEST, INC., a Delaware corporation
limited liability company
By:	Goldman Sachs Realty Management, L.P.,
	as Asset Manager	By:	/s/ Jennifer Kaelin
		Name:	Jennifer Kaelin
		Title:	VP Finance
By:	/s/ Christopher Nelson
Name:	Christopher Nelson
Title:	Approved Signatory

ASSIGNEE:
TRIALCARD INCORPORATED, a North
Carolina corporation
By:	/s/ Justin K. Brewer
Name:	Justin K. Brewer
Title:	VP of Accounting and Finance

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